Exhibit 10.72

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (hereinafter the “Agreement”) is entered into effective as of this          day of September, 2009 by and between CORNERSTONE BANK (the “Lender”), and COMSTOCK HOMEBUILDING COMPANIES, INC. (“CHCI”) and MATHIS PARTNERS, LLC (“Mathis”) (collectively, the “Borrower”). The above identified parties are at times referred to herein collectively as “Parties” and individually as a “Party”.

R E C I T A L S :

WHEREAS, Haven Trust Bank made a loan consisting of eight individual construction loans with Mathis for the acquisition and construction of single family homes on real property more commonly known as the Gates of Luberon in Forsyth County, Georgia (the “Property”) and executed individual promissory notes (“Promissory Notes”) and deeds to secure debt with Mathis in the original committed amount of Six Million Eight Hundred Six Thousand and Five Hundred and No Dollars ($6,806,500.00) (collectively, the “Loan” or “Loans”);

WHEREAS, Haven Trust Bank and CHCI entered into a certain guaranty agreement to secure repayment of the Loans (the “Guaranty Agreement”);

WHEREAS, Haven Trust Bank was taken into receivership by the Federal Deposit Insurance Corporation (“FDIC”) and the FDIC became the successor in interest to Haven Trust Bank;

WHEREAS, pursuant to that certain Transfer, Assignment and Assumption Agreement dated April 14, 2009 (the “Assignment”), which is attached hereto as Exhibit A, the FDIC assigned and transferred all of its right, title and interest in and to the Servicing Rights, the Loan Documents and its status as the Originating Bank under the Participation Agreement, all such terms being defined in the Assignment, to Cornerstone Bank, making Cornerstone Bank the lead lender;

WHEREAS, Lender, through the Assignment, and CHCI are involved in a civil action in the State Court of Gwinnett County, Georgia, identified as Federal Deposit Insurance Corporation as Receiver of Haven Trust Bank v. Comstock Homebuilding Companies, Inc., Civil Action No. 08C-05846-2 (hereinafter “the Civil Action”);

WHEREAS, the Property was subject to a foreclosure sale on or about June 2, 2009 in accordance with the Notices of Sale, attached hereto as Exhibit B, and a portion of the Property is pending confirmation of sale;

WHEREAS, Lender filed that certain action in the Superior Court of Forsyth County, Georgia styled Cornerstone Bank v. Mathis Partners, LLC and Comstock Homebuilding Companies, Inc., Civil Action File No. 09CV-1858 (the “Confirmation”);

WHEREAS, As Originating Bank under the Participation Agreement, Lender has received assurance from the participant banks that said participant banks approve of the settlement evidenced herein and have agreed that Lender should execute all documents and undertake all actions necessary to consummate the settlement;

WHEREAS, the Parties have agreed to a compromise and settlement of the Civil Action, the Confirmation, and of the Loans and desire to memorialize the settlement of the disputes between them as more fully set forth hereafter.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, the Parties hereto agree to bind themselves as follows:

1. REPAYMENT of the LOANS. Within two business days of the full execution of this Agreement and as full and final satisfaction of any and all claims by the Lender, CHCI shall pay the Lender, Fifty Thousand and No/100ths Dollars ($50,000.00) in cash as a reimbursement of previously expended legal fees and associated costs of enforcing the Loans (the “Cash Payment”). CHCI also promises to pay Lender the total sum of Four Hundred Thousand and No/100ths Dollars ($400,000), the obligation to be evidenced by an unsecured subordinated promissory note, the form of which is attached hereto as Exhibit C (the “Deficiency Note”). All terms and conditions of the Deficiency Note shall be contained therein. In consideration of the foregoing and concurrent with the delivery of the Note, Lender agrees the original Promissory Notes are satisfied. Lender further agrees to provide such reasonable written assurances as may be requested by Borrowers from time to time to evidence the satisfaction of the Loans.

2. DISMISSAL OF LITIGATION. Upon receipt of the Cash Payment, Lender shall prepare and Lender and Borrowers’ counsel shall endorse and file Dismissals, with prejudice, dismissing the Civil Action and the Confirmation.

3. RELEASES. For and in consideration of the execution of this Agreement, the deliveries and payments hereunder, the receipt and sufficiency of which are expressly acknowledged, the Parties do for themselves, and for each of its members, current or former officers, directors, shareholders, employees, insurers, attorneys, administrators, agents, assigns, or successors hereby fully release, discharge, quit and exonerate each other of and from any and all claims, causes of action, demands, rights, damages, costs, debts, losses of service, expenses, compensation and sums of money, known or unknown, on account of, relating to or growing out the Loans, the Property, or any claims asserted or possible of being asserted in the Civil Action and the Confirmation and agree to defend, indemnify, and hold each other harmless from and against any losses, damages, costs (including, without limitation, attorneys’ fees), expenses, judgments, liens, decrees, fines, penalties, liabilities, claims, actions, suits, and causes of action arising, directly or indirectly, related thereto.

4. COOPERATION. Borrower agrees to cooperate with Lender in a commercially reasonable manner with respect to the following items related to the Property for a period of one year from the effective date of this Agreement. Within ten (10) business days after each written request therefor (to the extent that any of such items are in the possession or direct control of Borrower), Borrower will deliver or cause the following items relating to the Property to be delivered to Lender: (i) any certificates of occupancy, licenses, and other governmental permits or notices; (ii) any surveys, plats, drawings, engineering reports, environmental reports, maps and site and development plans; (iii) any service contracts, supply contracts, maintenance agreements or other similar agreements; (iv) any tax assessments, notices, bills and/or statements; (v) any keys or information necessary to obtain full access and operation of the Property ; and (vi) any other property or tangible reasonably requested by Lender.

5. NO ADMISSIONS. The Parties acknowledge and agree that this Agreement is in compromise of disputed claims, that the compromises are not to be construed as admissions of liability on the part of any party and the said Parties deny liability and intend merely to avoid litigation and buy their peace.

6. VOLUNTARY ACT. The Parties acknowledge, represent and agree, each with the other that they have read this Agreement and the documents referenced herein in their entirety, have consulted their respective attorneys concerning the same, if desired, and have signed the same as their respective free and voluntary act.

7. NO ORAL MODIFICATIONS. This Agreement may not be altered, amended, modified or rescinded in any way except by written instrument duly executed by the Parties.

8. AUTHORITY. The Parties represent and warrant they have the full power and authority to enter into this Agreement and to incur the obligations and consummate the transactions described herein, all of which have been authorized by all proper and necessary corporate action and each Lender further represents and warrants it has the authority to act on behalf of itself and that this Agreement constitutes the valid and legally binding obligation of Lender and does not violate, conflict with, or constitute any default under any law, government regulation, organizational documents, or any other agreement or instrument binding upon or applicable to Lender, including but not limited to, the Assignment and each Lender shall indemnify Borrower, on a joint and several basis, the fullest extent allowed by Paragraph 3 hereunder, from any attempt by an individual Lender to seek collection under the Loans or to otherwise assert any claim, whether known or unknown at the time of this Agreement, against Borrower in any way related to the Loans, the Property, the Civil Action, or for collection of the Deficiency Note for an amount in excess of the percentage set forth in Paragraph 1 hereof.

9. ENTIRE AGREEMENT. The Parties agree and acknowledge that this Agreement contains the entire understanding between the Parties regarding the subject matter hereof and supersedes any prior understanding or agreement between the Parties respecting such subject matter. There are no representations, warranties, arrangements, understandings, or agreements, oral or written, relating to the subject matter of this Agreement, except as fully expressed herein.

10. GOVERNING LAW. All questions concerning this Agreement and performance hereunder shall be governed by and resolved in accordance with the laws of the State of Georgia.

11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original.

12. ASSIGNS. This Agreement is fully assignable, and may be assigned by either Party without the consent of the other Party.

13. EFFECTIVE DATE. As used herein, the term “Effective Date” shall be the date on which this Agreement is executed by the last party.

IN WITNESS WHEREOF, the Parties, having read the foregoing Agreement and fully understanding it, voluntarily execute this Agreement effective as of the last date below written.

BORROWER:

MATHIS PARTNERS, LLC

By:	Comstock Homebuilding Companies, Inc., its Manager

BY:
Christopher Clemente, CEO

Date:	__/__/2009

COMSTOCK HOMEBUILDING COMPANIES, INC.

BY:
Christopher Clemente, CEO

Date:	__/__/2009

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LENDER:

CORNERSTONE BANK

By:
Name:
Title:
Date:

EXHIBIT A

TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT B

NOTICES OF FORECLOSURE SALE

EXHIBIT C

PROMISSORY NOTE

EXHIBIT D

BONDS